UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

SUNRISE REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41971	93-3168928
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1650 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-530-3315

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2025, Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) by and among the Company, Sunrise Manager LLC, a Delaware limited liability company (the “Manager”) and Raymond James & Associates, Inc. (the “Sales Agent”). Under the terms of the Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time through the Sales Agent.

Pursuant to the Agreement, the Shares may be offered and sold through the Sales Agent in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Agreement, the Sales Agent will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company, subject to certain terms and conditions set forth in the Agreement. Under the Agreement, the Company will pay the Sales Agent a commission not to exceed 2.0% of the gross sales price of Shares sold through it. The Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification and contribution rights and obligations of the parties and termination provisions.

Shares sold under the Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3 (No. 333-289188), and a related prospectus, dated August 6, 2025, as supplemented by the prospectus supplement, dated August 13, 2025, as the same may be amended or supplemented, under the Securities Act.

A copy of the Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement. In connection with the registration of the Shares under the Securities Act, the legal opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

Exhibit

1.1	Equity Distribution Agreement, dated August 13, 2025, by and among the Company, the Manager and Raymond James & Associates, Inc.

5.1	Opinion of Venable LLP regarding the legality of the Shares.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

By:	/s/ Brandon Hetzel
	Name:	Brandon Hetzel
	Title:	Chief Financial Officer and Treasurer

Date: August 13, 2025

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